UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    November 12, 2002

MINUTEMAN INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Illinois	0-15582	36-2262931
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

111 South Rohlwing Road, Addison, Illinois	60101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   630-627-6900

(Former name or former address, if changed since last report)

Item 5.    Other Events.

On November 12, 2002 the Board of Directors unanimously elected Roger B. Parsons as a new member to the Board of Directors. Mr. Parsons, 62, was President of the Environmental Products Group of Federal Signal Corporation from 1994 until his retirement in 2000.  His 30-year tenure with Federal Signal also included service as President and Chief Executive Officer of Elgin Sweeper Company, a subsidiary of Federal Signal involved in municipal street sweepers.  The Company believes that Mr. Parsons’ knowledge and experience in related industries will bring added vision, insight and direction to Minuteman’s aggressive growth initiatives. Mr. Parsons will serve as a member of the Board of Directors until the next annual meeting of Shareholders’ to be held in 2003.

A copy of the press release with respect to the Company’s quarterly results of operation for the period ended September 30, 2002, addition of Roger B. Parsons to the Company’s Board of Directors, and the declaration of a $.09 per share dividend, is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(c)           Exhibits

Exhibit Number	Description
99.1	Press release issued by Minuteman International, Inc., dated November 14, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2002	By:	/s/ Gregory J. Rau
Gregory J. Rau
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by Minuteman International, Inc., dated November 14, 2002.